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                    U.S. Securities and Exchange Commission

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported): May 8, 1997
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                          Metro Global Media, Inc.
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           (Exact name of registrant as specified in its charter)


       Delaware                0-21634          65-0025871
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State or other jurisdiction   (Commission      (IRS Employer
    of incorporation         File Number)    Identification No.)


       1060 Park Avenue, Cranston, Rhode Island         02910
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       (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:(401) 942-7876
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        (Former name or former address, if changed since last report)
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Item 1.   Changes in Control of the Registant

                   Effective May 8, 1997, Briana Investment Group, L.P. acquired 730,863 shares of Common Stock of the Registant from Capital Video Corporation in consideration of a promissory note of Briana Investment Group, L.P. in the principal amount of $841,492, representing a purchase price of $1.15 per share. The note was secured by a pledge of the purchased stock, as well as the guaranty of the limited partner of the purchaser. Effective May 8, 1997, Briana Investment Group, L.P. acquired 742,050 shares of Common Stock of the Registrant from Zeon Corporation in consideration of a promissory note of Briana Investment Group, L.P. in the principal amount of $853,358, representing a purchase price of $1.15 per share. The Note is secured by a pledge of the purchased shares, as well as the guaranty of the limited partner of the purchaser.

                   Briana Investment Group, L.P. is a limited partnership organized under the laws of the British Virgin Islands. The general partner of Briana Investment Group, L.P. is Windbridge Holdings, Ltd., a British Virgin Islands corporation. Vernon J. Douglas, Jr. is the sole shareholder of Windbridge Holdings, Ltd. As a result of the transaction, Briana Investment Group, L.P. will own 1,472,913 shares of Common Stock of Registrant, representing 41.66% of the total issued and outstanding shares of the Registrant. In connection with the transaction, the Registrant entered into a Registration Rights Agreement with Briana Investment Group, L.P., a copy of which has been filed herewith as an exhibit.

Item 7.  Financial Statements and Exhibits

   (a)   financial statements of businesses acquired

              not applicable

   (b)   Pro forma financial information

              not applicable

   (c)   Exhibits

           Number           Description

   *       10.01            Registration Rights Agreement dated May 8,
                            1997 between Briana Investment Group, L.P. and the Registrant.

*        filed herewith
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           METRO GLOBAL MEDIA, INC.


May __, 1997                               By: /s/ T. James Blair
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                                               T. James Blair, Treasurer